Exhibit B

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is made as of the 17th day of November, 2022.

AMONG:

THE PARTIES LISTED ON SCHEDULE “A” ATTACHED HERETO

(each a “Securityholder” and together the “Securityholders”)

- and -

RIO TINTO INTERNATIONAL HOLDINGS LIMITED,

a company existing under the laws of the United Kingdom

(the “Purchaser”)

- and -

RIO TINTO PLC,

a company existing under the laws of the United Kingdom

(“Rio Tinto”)

WHEREAS the Securityholders, the Purchaser and Rio Tinto (collectively, the “Parties”) are parties to the agreement dated November 1, 2022 attached hereto as Schedule “B” (the “Agreement”).

AND WHEREAS each of the Parties desire to terminate the Agreement.

AND WHEREAS Rio Tinto has advised that it intends to issue a news release in the form attached hereto as Schedule “C” disclosing the entering into of this Termination Agreement and setting forth certain irrevocable commitments (the “Public Commitments”) to all minority shareholders of Turquoise Hill Resources Ltd. (the “Company”).

NOW THEREFORE this Termination Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the Parties hereto agree as follows:

ARTICLE 1

TERMINATION

1.1	Termination

Each of the Parties hereby agrees to terminate the Agreement with immediate effect and acknowledges and agrees that the provisions of the Agreement are void and no Party shall have any liability or obligation to any other Party in respect of the Agreement.

ARTICLE 2

GENERAL

2.1	Further Assurances

Each Party hereto will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as another Party may reasonably require and at the requesting Party’s cost to effectively carry out or better evidence or perfect the full intent and meaning of this Termination Agreement.

2.2	Governing Law

This Termination Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Termination Agreement.

2.3	Entire Agreement

This Termination Agreement, including the schedules hereto, constitutes the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

2.4	No Other Agreement

Each Party acknowledges and agrees that, upon the execution of this Termination Agreement and the making of the Public Commitments by Rio Tinto to all minority shareholders of the Company, there is no other agreement, understanding or commitment, written or oral, between Rio Tinto or the Purchaser on the one hand and any of the Securityholders on the other hand, including in any way related to the arrangement agreement entered into between the Company, the Purchaser and Rio Tinto dated September 5, 2022, any dissent rights of the Securityholders, any oppression or other claims of the Securityholders against the Company, Rio Tinto or any of their respective affiliates, or any other matter.

2.5	Expenses

Each of the Parties shall pay its respective costs and expenses incurred in connection with the preparation, execution and delivery of this Termination Agreement.

2.6	Counterparts

This Termination Agreement may be executed in any number of counterparts (including counterparts by pdf) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed pdf or similar executed electronic copy of this Termination Agreement, and such pdf or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

IN WITNESS WHEREOF the Parties have executed this Termination Agreement as of the date first written above.

RIO TINTO INTERNATIONAL HOLDINGS LIMITED

By:	[***]
Name:[***] Title: [***]

RIO TINTO PLC

By:	[***]
Name:[***] Title:[***]

SCHEDULE “A”

Securityholders

Name of Securityholder	Name and Title of Authorized Signatory	Signature
Victory Global Energy Transition Fund	[***]	[***]
SailingStone Global Natural Resources Fund LP	[***]	[***]
The Trustees of the University of Pennsylvania	[***]	[***]
University of Pennsylvania Master Retirement Trust	[***]	[***]
The Trustees of the University of Pennsylvania Medical and Death Benefits Trust	[***]	[***]

Schedule “B”

Agreement

(see attached)

*	Filed as Exhibit B to the amended Schedule 13D on November 2, 2022.

Schedule “C”

Press Release

(see attached)

*	Filed as Exhibit C to this amended Schedule 13D.